                                                                       Exhibit 6
                                                                       ---------


                         INTERCOMPANY SERVICES AGREEMENT



                                     Between

                      INTERNATIONAL TECHNOLOGY CORPORATION

                               FLUOR DANIEL, INC.,

                                       and

                             FLUOR DANIEL GTI, INC.



                                October 27, 1998

                        INTERCOMPANY SERVICES AGREEMENT

THIS AGREEMENT for the performance of services is executed and made effective as of October 27, 1998, between International Technology Corporation, a Delaware corporation, Fluor Daniel, Inc., a California corporation, and Fluor Daniel GTI, Inc., a Delaware corporation

WITNESSETH:

WHEREAS, concurrently herewith the Parties have entered into an Amended and Restated Marketing Agreement (the "Marketing Agreement") which sets forth the basis upon which such parties shall engage in the conduct of the environmental services business and the basis for providing mutual support and assistance in conducting their own respective business;

WHEREAS, Fluor Daniel, Inc. and Fluor Daniel GTI, Inc. have previously entered into an Intercompany Services Agreement, dated as of May 10, 1996 (the "Original ISA");

WHEREAS, the Parties desire to amend and restate the Original ISA in its entirety by executing this Agreement, which shall become effective only upon the effectiveness of the Marketing Agreement; and

WHEREAS, the Parties by this Agreement now desire to establish certain of the terms and conditions which shall apply to the provision of Contract Support Services and Project Services by one Party to another Party.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I - DESCRIPTION OF AGREEMENT

1.1  Documents Included

     This Agreement consists of this contract document and the following attachments:

          Attachment I:  Requests for Services on a cost reimbursable basis,

          Attachment II: Request for Services on a fixed or unit price basis.

1.2  Entire Agreement
     ----------------

This Agreement, together with the Marketing Agreement, sets forth the full and complete understanding of the parties as of the date first above stated with regard to the subject matter hereof, and it supersedes any and all agreements and representations made or dated prior thereto, except for contracts between the parties in existence on the date hereof.

1.3  Conflicting Provisions
     ----------------------

In the event of any conflict between the Marketing Agreement and this contract document, the terms of the Marketing Agreement shall control. In the event of any conflict between this contract document and any of the Attachments hereto, the terms and provisions of this contract document shall control. In the event of any conflict among the Attachments, the Attachment of the latest date shall control. In the event of any conflict between this Agreement and any Requests for Services issued pursuant to Section 2, this Agreement shall control.

1.4  Definitions
     -----------

Unless specifically provided otherwise herein, all capitalized terms used herein shall have the meaning described to such term in the Marketing Agreement.


ARTICLE II - SCOPE OF SERVICES
------------------------------

2.1  Description of Work, Requests for Services
     ------------------------------------------

As and when required pursuant to the terms of the Marketing Agreement, a Party shall perform Project Services and/or Contract Support Services (the "Services") in accordance with a written Request for Services in a Work Release issued by the Parties from time to time during the term of this Agreement, specimen forms of which are attached hereto as Attachment I and Attachment II, to which may be
                                ------------     -------------
attached plans, drawings and specifications governing such services. Such Requests for Services shall make specific reference to this Agreement and shall be subject to performing Party's written acceptance, and performing Party shall accept or reject a Request for Services as promptly as practicable under the circumstances.

2.2  Work Release
     ------------

Attachment I shall be used for services provided on a cost reimbursable basis
------------
and Attachment II shall be used for services provided on a fixed or unit price
    -------------
basis. A Work Release, when accepted by the Parties, shall be binding upon the Parties hereto and shall incorporate by reference all of the terms and conditions hereof, and the Marketing Agreement. In addition to the description of the Services to be performed by the performing Party, a Work Release shall set forth the performing Party's compensation for the services and the date on which such services are to be completed. A Work Release may vary the terms of this Agreement only when the Work Release expressly so states and sets forth the particular paragraph hereof that is to be varied, and any such variations shall apply only to the Work Release in which they are included.

A performing Party, by accepting a Work Release, represents that it has carefully inspected the Work Release along with any attached plans, drawings and specifications, and has called the other Party's attention to any error, omission and question of intent associated with the Work Release. All such questions shall be resolved to the satisfaction of the Parties prior to execution of the Work Release.


ARTICLE III - METHOD OF PERFORMANCE
-----------------------------------

The performing Party shall perform its Services as an independent contractor in accordance with good engineering and construction practices, applicable laws and regulations. Except as otherwise specifically provided in the Work Release, the performing Party shall perform Project Services in accordance with the Prime Contract, the terms and conditions of which are incorporated in the applicable Work Release by reference for any such Project Services as if copied therein in full. To the extent that the provisions of the Prime Contract are applicable to the performing Party, the requesting Party shall provide the performing Party with a copy of the Prime Contract (if permitted pursuant to the terms of the Prime Contract) and, if the Prime Contract has been provided, the performing Party represents that it is totally familiar with the terms of the Prime Contract and agrees to be bound by the same.


ARTICLE IV - COMPENSATION
-------------------------

The receiving Party agrees to pay the performing Party a total compensation specified in the Work Release and such compensation shall not be subject to adjustment for any reason except as provided for in Section VI hereof


ARTICLE V - EXCLUSIONS, LIMITATIONS
-----------------------------------

To be determined as provided in the Marketing Agreement.


ARTICLE VI - WORK CHANGES
-------------------------

The requesting Party may, at any time by written notice to the performing Party, require changes in the Request for Services under a Work Release, including increases and decreases therein. In such event the compensation payable to the performing Party shall be adjusted by the mutual agreement of the Parties except where the increase or decrease in the Services under a Work Release involves items of Services to be performed on a time and material or other cost basis, or on a basis of units of Services, in which event the performing Party shall be compensated on such basis for all such items or units of Services performed under a Work Release, whether there is an increase or decrease in such items or units of Services. No claim by the performing Party for extra, additional, or different Services under a Work Release, or any extension of time within which to complete such Services, will be allowed without the requesting Party's written authorization and consent given prior to the undertaking of incurring of any expense in connection therewith.

In the event the Request for Services under a Work Release is decreased, the performing Party shall be entitled to all expenses and costs reasonably and necessarily incurred by the performing Party as a result of such decrease in the Services. In no event, however, shall by the performing Party be entitled to any prospective profits or reimbursement of prospective overhead, general expenses, administrative expenses or damages (consequential or otherwise) because of such decrease in the Request for Services.


ARTICLE VII - WARRANTY FOR CONTRACT RELATED SERVICES
----------------------------------------------------

To be determined as provided in the Marketing Agreement.


ARTICLE VIII - METHOD OF PAYMENT
--------------------------------

Unless otherwise specifically provided in the Work Release, the performing Party shall promptly furnish the requesting Party with a detailed invoice for all costs which are reimbursable to the performing Party for the Services performed during the preceding month.

Each invoice shall be supported by one (1) copy each of all payrolls, expense reports and/or any other documentation reasonably necessary to substantiate the billing payment. The requesting Party shall pay such invoices in full within thirty (30) days after receipt of each invoice, provided however, that in the case of Project Services, payment may be withheld by the requesting Party until the corresponding payment has been made under the Prime Contract.

All invoices shall be marked with the following:

         Contract Number:

         Project Name:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first hereinabove set forth.



FLUOR DANIEL GTI, INC.                 FLUOR DANIEL, INC.

By:   /s/Walter C. Barber              By:    /s/Ronald G. Peterson
      ----------------------------            --------------------------

Name: Walter C. Barber                 Name:  Ronald G. Peterson
      ----------------------------            --------------------------

Title:   President                     Title:   Group President
      ----------------------------            --------------------------

INTERNATIONAL TECHNOLOGY CORPORATION

By:   /s/Anthony J. DeLuca
      ----------------------------

Name: Anthony J. DeLuca
      ----------------------------

Title: President and Chief Executive Officer
      --------------------------------------

                ATTACHMENT I to Intercompany Services Agreement
                                 - SPECIMEN -
                           WORK RELEASE NO. ________


_________________________("Subcontractor") agrees to perform and complete the following services ("Services") for _____________________ ("Contractor") at________("Facility"):



                       (INSERT REQUEST FOR SERVICES HERE)


Contractor agrees to pay Subcontractor a total compensation for its Services in Accordance with Attachment I consisting of Subcontractor's actual Field, Home Office and Subcontract costs, except as noted below. Field staff labor rates apply when the employee is assigned to a field site for an assignment of six months or longer in expected duration. Otherwise home office labor rates apply.

(a)      Subcontractor's Field Staff Labor
         ---------------------------------

         Subcontractor shall be paid hourly billing rates established as hourly base compensation for its Field Staff plus an allowance as a percentage of base compensation to give a total multiplier on base compensation of _____________. This allowance is compensation for payroll taxes and insurance, sick leave, holidays, vacation and other employee benefits and burdens. Overtime to be paid with Contractor's prior written approval.

(b)      Subcontractor's home office labor
         ---------------------------------

         Subcontractor shall be paid hourly billing rates established as hourly base compensation for its Home Office Labor plus an allowance as a percentage of base compensation to give a total multiplier on base compensation of __________. This allowance is compensation for payroll taxes and insurance, sick leave, holidays, vacation and other employee benefits and burdens. Overtime to be paid with Contractors prior written approval. Home office expenses shall be paid at actual cost, subject to the provisions of Paragraph (d), below.

(c)      Field Costs
         -----------

         Subcontractor shall be paid the actual costs of material, machinery, equipment, temporary facilities, supplies, parts, and miscellaneous services; travel and relocation expenses; field labor wages and benefits, and other employer portion of payroll taxes and insurance; taxes, excluding income taxes permits, testing and inspections; subcontracts; insurance; repairs, construction tools and equipment, freight; and all other direct field costs incurred in connection with the work.

(d) Unless agreed otherwise, standard charge schedules will be used for computer and reproduction charges; all-in rates, or lump sum values may be used where convenient and as agreed in writing between Contractor and Subcontractor for other items such as:

         -  Payroll Burdens and Benefits on Field Labor
         -  Small Tools, Expendables and Consumables
         -  Construction Equipment


The Services shall be done in accordance with the terms and provisions of the Intercompany Services Agreement between the parties dated October 27, 1998, all of which are incorporated herein by reference.

Subcontractor agrees to promptly commence the Services and to complete them by________________.

Contractor and Subcontractor shall each designate a representative to consent, approve and otherwise act on behalf of the designating party under this Work Release. The designated representatives are:



For Contractor:                       For Subcontractor:

By:      ____________________                 By:      ____________________

Title:   ____________________                 Title:   ____________________

Dated:   ____________________                 Dated:   ____________________

                ATTACHMENT II to Intercompany Services Agreement
                                  - SPECIMEN -
                                WORK RELEASE NO.



__________________("Subcontractor") agrees to perform and complete the following services ("Services") for ______________("Contractor") at__________________
("Facility):


                       (INSERT REQUEST FOR SERVICES HERE)

GENERAL

Contractor agrees to pay Subcontractor for full and complete performance of the Services, compliance with all terms and conditions of this Work Release shall be in the total of Section 1.0, Lump Sum Portion and Section 2.0, Fixed Unit Price Portion, described in more detail below.

1.0 LUMP SUM PORTION*

The breakdown of the Lump Sum Portion against individual items for payment is detailed as follows:

-------------------------- ---------------------------------------------------------------- -------------------------

ITEM                       DESCRIPTION                                                      LUMP SUM

-------------------------- ---------------------------------------------------------------- -------------------------
1.10                       Treatment Demonstration                                          $
-------------------------- ---------------------------------------------------------------- -------------------------
1.20                       Mobilization and Demobilization                                  $
-------------------------- ---------------------------------------------------------------- -------------------------
1.30                       Temporary Parking, Office Facilities, and Fences
-------------------------- ---------------------------------------------------------------- -------------------------
1.40                       Decontamination Pad                                              $
-------------------------- ---------------------------------------------------------------- -------------------------
1.50                       Surveying                                                        $
-------------------------- ---------------------------------------------------------------- -------------------------
1.60                       Bonding                                                          $
-------------------------- ---------------------------------------------------------------- -------------------------
1.6.1                      100 Percent of Performance Bond                                  $
-------------------------- ---------------------------------------------------------------- -------------------------
1.6.2                      Firm Performance bond Rae                                        $
-------------------------- ---------------------------------------------------------------- -------------------------
1.6.3                      100 Percent Payment Bond                                         $
-------------------------- ---------------------------------------------------------------- -------------------------
1.6.4                      Firm Payment Bond Rate                                           $
-------------------------- ---------------------------------------------------------------- -------------------------

2.0 FIXED UNIT PRICE PORTION*

The following Unit Prices are for payment for actual quantities in the event that the need arises for the materials or services listed below and described herein. Unit prices will be applied to the actual quantities furnished, installed, and documented in conformance with the Contract Documents, and payment shall be adjusted accordingly.

* The items described are for illustrative purposes only. Different or additional categories may be appropriate in a particular circumstance.

--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
                                                                     UNIT        ESTIMATED
ITEM                  DESCRIPTION                       UNITS        PRICE       QUANTITY           TOTAL
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.10                  Site Clearing and Grubbing        Acre                                        $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.20                  Finish Grading and Seeding        Acre                                        $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.30                  Site Demolition                   Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.40                  Decontamination                   Hour                                        $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.50                  Scale Rental                      Month                                       $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.60                  Stockpile    and   Backfill   of
                      Decontaminated Debris             Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.70                  Off-Site Debris Disposal          Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.80                  Soil Borings                      Month                                       $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.90                  Waste Treatment Reagents                                                      $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.9.1                 Reagent X                         Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.9.2                 Reagent Y                         Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.9.3                 Reagent Z                         Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.10                  In-Situ Waste Treatment           CY                                          $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.11                  Waste Retreatment                 CY                                          $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.12                  Treated Waste Disposal            Ton                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.13                  Contaminated Water Disposal       Kgal                                        $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.14                  Non-Contaminated Material         CY                                          $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.15                  Imported Select Fill              CY                                          $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.16                  Temporarily Placed Gravel         SY                                          $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.17                  Stand-by time (as directed)
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.17.1                Hourly Stand-by time              Hour                                        $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.17.2                Daily Stand-by Time               Day                                         $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------
2.18                  Imported    Gravel     (Additive
                      Alternative)                      SY                                          $
--------------------- --------------------------------- ------------ ----------- ------------------ -----------------

3.0 ESTIMATED CONTRACT VALUE*

The Total Contract Value for performing all Services of the Work Release is $______, that is (in Words) _________________Dollars. The price of this Work Release shall be the sum of the Lump Sum Portion and the product of the actual quantities of Unit Price work ordered and the Unit Prices for the work. It is firm and fixed for the duration of the Work Release and is not subject to escalation for any cause, unless authorized in writing by Contractor. Payment of the Total Contract Value shall constitute full payment for performance of the Services of the Work Release and covers all costs of whatever nature incurred by Subcontractor in accomplishing the Services in accordance with the provisions of this Work Release.

------------------------------ -------------------------------------------------- ----------------- -----------------
                                                                                  SUBTOTAL          TOTAL
ITEM                           DESCRIPTION                                        AMOUNT            AMOUNT
------------------------------ -------------------------------------------------- ----------------- -----------------
3.1.1                          Subtotal Lump Sum
------------------------------ -------------------------------------------------- ----------------- -----------------

3.1.2                          Subtotal Unit Rate Items
------------------------------ -------------------------------------------------- ----------------- -----------------

3.10                           Subtotal  Lump sum and Unit Rate Items (3.1.  and
                               3.12)
                                                                                                    $
------------------------------ -------------------------------------------------- ----------------- -----------------
3.20                           Total Bonding                                                        $
------------------------------ -------------------------------------------------- ----------------- -----------------
3.30                           Approval Risk Contingency                                            $
------------------------------ -------------------------------------------------- ----------------- -----------------
3.40                           Market Competitive Fee                                               $
------------------------------ -------------------------------------------------- ----------------- -----------------
3.50                           Total Contract Value (total Items 3.1 and 3.2)
------------------------------ -------------------------------------------------- ----------------- -----------------

                                                                                  Total             $
------------------------------ -------------------------------------------------- ----------------- -----------------

The Contract Price as set forth herein includes all applicable and required taxes, duties and fees.

The Services shall be done in accordance with the terms and provisions of the Intercompany Services Agreement between the parties dated October 27, 1998, all of which are incorporated herein by reference.

Subcontractor agrees to promptly commence the Services and to complete them by__________.

Contractor and Subcontractor shall each designate a representative to consent, approve and otherwise act on behalf of the designating party under this Work Release. The designated representatives are:



For Contractor:                             For Subcontractor:

By:      ____________________               By:      ____________________

Title:   ____________________               Title:   ____________________

Dated:   ____________________               Dated:    ____________________

Exhibit H
---------

Co-located Offices
------------------

Location:                                         Term:
--------                                          ----

1.    Irvine, CA                                  Expires July 31, 1999*
2.    Bakersfield, CA                             Terminable on 30 days' notice
3.    Chicago, IL                                 Terminable on 30 days' notice
4.    Golden, CO                                  Terminable on 30 days' notice
5.    Greenville, SC                              Terminable on 30 days' notice
6.    Marlton, NJ                                 Terminable on 30 days' notice
7.    Sugar Land, TX                              Terminable on 30 days' notice







---------------------
* Fluor Daniel will accommodate earlier termination
** - vacating this office by 10/31/98